UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices)
(917) 475-9646
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2018, First Capital Real Estate Trust Incorporated (the “Company”) and First Capital Real Estate Operating Partnership, L.P., the Company’s operating partnership (the “OP”), accepted (the “Acceptance”) an offer (the “Offer”) from Michael Bartow Forbes and the other contributors (collectively, the “Contributor”) referred to in the Contribution Agreement (as defined below) relating to the sale by the Contributor of the Land at Omachie/Shank of Omachie, by Kingennie, by Dundee comprising the development generally known as The Angus, which is intended for development of a 18-hole champion golf course, golf academy, hotel spa and lodges, golf clubhouse and residential plots (the “Property”) pursuant to a contribution agreement to be entered into among the Company, the OP, two newly formed subsidiaries of the Company (collectively, the “FC Parties”) and the Contributor (the “Contribution Agreement”). Other than as described in this Current Report on Form 8-K, there are no material relationships between the FC Parties on the one hand, and the Contributor, on the other hand.

Pursuant to the Offer and the Contribution Agreement, the FC Parties’ obligation to close upon the acquisition of the Property is subject to the satisfactory completion of a due diligence review of the Property, in addition to other conditions to closing. If the conditions precedent are satisfied prior to June 27, 2018, the closing of the acquisition will occur on July 11, 2018. If the conditions precedent are not satisfied prior to such date, the FC Parties or the Contributor may terminate the Contribution Agreement There can be no assurance that a transaction will be consummated. The Contribution Agreement contains customary representations and warranties by the Contributor.

The contract purchase price of Property is £14 million, payable as follows: (i) on the date that is ten business days after the closing, (a) £4 million in cash and (b) £10 million in units of limited partnership interests in the OP (“OP Units”); (ii) on the date that is the first business day 12 months after the closing, or such earlier date as may be required by the FC Parties, (a) £2.5 million (the “Second Payment”) or (b) conversion or redemption of OP Units by the OP to the effect that the Contributor receives the cash value of the Second Payment; and (iii) on the date that is the first business day 24 months after the closing, or such earlier date as may be required by the FC Parties, (a) £7.5 million (the “Third Payment”) or (b) conversion or redemption of OP Units by the OP to the effect that the Contributor receives the cash value of the Third Payment. At closing, a ground lease will be granted to the FC Parties. Upon payment of the Third Payment, the FC Parties will be acquire full title to the Property.

The foregoing description of the Offer and the Contribution Agreement and the Acceptance is a summary only and is qualified in its entirety by reference to the complete text of the Offer and the Contribution Agreement and the exhibits thereto and the Acceptance, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1

Offer from Turcan Connell solicitors on behalf of (i) the Firm of AGM Forbes and Michael Bartow Forbes; (ii) Shank of Omachie Limited; and (iii) the Firm of AGM Forbes to Dentons UK and Middle East LLP on behalf of First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Trust Incorporated

10.2

Acceptance from Dentons UK and Middle East LLP on behalf of First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Trust to Turcan Connell solicitors on behalf of (i) the Firm of AGM Forbes and Michael Bartow Forbes; (ii) Shank of Omachie Limited; and (iii) the Firm of AGM Forbes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: May 3, 2018	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1

Offer from Turcan Connell solicitors on behalf of (i) the Firm of AGM Forbes and Michael Bartow Forbes; (ii) Shank of Omachie Limited; and (iii) the Firm of AGM Forbes to Dentons UK and Middle East LLP on behalf of First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Trust Incorporated

10.2

Acceptance from Dentons UK and Middle East LLP on behalf of First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Trust to Turcan Connell solicitors on behalf of (i) the Firm of AGM Forbes and Michael Bartow Forbes; (ii) Shank of Omachie Limited; and (iii) the Firm of AGM Forbes

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